                                                                   EXHIBIT 10.21


AGREEMENT
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  This Agreement, dated as of October 28, 1999 (this "Agreement") is between
Inprise Corporation, a Delaware corporation (the "Company"), and 54th Street Partners, LLC (the "Consultant").

Recitals


     A. Consultant is in the business of providing business management advice, strategies and recruitment services;

B. Consultant desires to perform, and the Company desires to have Consultant perform management consulting services for the Company as hereinafter set forth.

     NOW, THEREFORE, the parties hereto agrees as follows:

     1.  Services
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          The Company hereby engages Consultant and Consultant hereby accepts such engagement to immediately place certain individuals into interim positions at the company as set forth below. All such placements are subject to the approval of the Board of Directors or the appropriate subcommittee thereof of the Company. Such placements are temporary and may be terminated by the Company at any time.

          (a)  Interim Placements:
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               (i)   Interim Chief Operating Officer

          Consultant shall place John Walshe, a partner of Consultant, in the position of Interim Chief Operating Officer, subject to the terms and conditions, scope of services, and fee schedule set forth on Exhibit A hereto, which exhibit is fully incorporated herein.

               (ii)   Interim Vice President of Sales Operations

          Consultant shall place Scott Carpenter, a staff consultant with Consultant, or another individual acceptable to the Company with similar experience, in the position of Interim Vice President of Sales Operations, subject to the terms and conditions, scope of services, and fee schedules set forth on Exhibit B hereto, which exhibit is fully incorporated herein.

               (iii) Interim Vice President of Customer Service, Technical Support, and Professional Services
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          Consultant shall place Annette Yamashita, a partner of Consultant, in the position of Interim Vice President of Customer Service, subject to the terms and conditions, scope of services, and fee schedule set forth on Exhibit C hereto, which exhibit is fully incorporated herein.

               (iv) Interim Human Resources Support

          Consultant shall provide interim human resources support, subject to the terms and conditions, scope of services, and fee schedule set forth on Exhibit D hereto, which exhibit is fully incorporated herein.

     2.  Payment
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         Payment of the fees stated in Exhibits A-D will be due and payable upon completion of each month's services. In the event of termination prior to the month's end the service fee will be prorated based upon the portion of the month completed.

          (a)  Performance Bonus: In consideration for the services performed
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hereunder, Company shall pay Consultant a performance bonus to be calculated as follows: (i) in the event on January 31, the price of the Company's common stock (as determined based on a 10-day moving average prior to such date or a 30-day moving average subsequent to such date, whichever is higher) exceeds $6.00 and this contract has not been terminated, the company will pay the Consultant $125,000. In addition, for the first such incremental $2.00 increase above said $6.00 price, the Company shall pay $125,000 to the Consultant. For the second such incremental $2.00 increase above an $8.00 price, the Company shall pay $250,000, and for the third such incremental $2.00 increase above $10.00, the Company shall pay $125,000; (ii) in the event of termination of this agreement prior to the January 31, 2000, the calculation of the bonus payable will be calculated using the average price of the Company's Common stock during the ten business days prior to termination of the agreement and; (iii) in the event of a merger, consolidation, or sale of all or substantially all of the assets of the Company the calculation of the bonuses payable will be based upon the equivalent price per share paid by the buyer in cash or through exchange of stock. However, the transaction code named "Maroon", and all other transactions under discussion prior to October 20, 1999 as disclosed to John Walshe in his capacity as Interim Chief Operating Officer, are specifically excluded for purposes of the section. In no event, will the performance bonuses payable under this agreement exceed $500,000.

          (b) Expenses:  Any reasonable, out-of-pocket expenses, in accordance
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with the Company's travel and expense reimbursement policy, will be reimbursed by the Company.

          (c) Invoices:  Consultant shall invoice the Company on a monthly basis
              --------
for the Services. The Company will pay each invoice no later than thirty days after its receipt by the Company.

     (d)   Taxes:  Prior to commencing the services, Consultant must provide
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Company with its IRS Form W-9 and Employer Identification Number.  Consultant is
responsible for filing all tax returns, tax declarations, and tax schedules, and for the payment of all taxes resulting from fees or other compensation. Company will not withhold any employment taxes from Consultant's fees. Company will report the amount paid to you on IRS Form 1099, to the extent required to do so by law.

     3.  Termination
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          (a) General.  This Agreement shall commence on the date hereof and
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shall continue in full force and effect until terminated by either party pursuant to Section 3(b) below.

          (b) Termination of Agreement.  Either party may terminate this
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Agreement at any time upon written notice to the other, subject to the exception in Exhibit A.

     4.      Insurance
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     During the term of this Agreement, Consultant shall maintain at
Consultant's expense, for Consultant and Consultant's employees, workers' compensation and other insurance as appropriate or required by law, including, but not limited to, comprehensive general liability insurance in the amount of $2,000,000 per occurrence.

     5.      Confidentiality
             ---------------

          a. "Confidential Information" means all information relating to the business or assets of Company that is not generally known by non-Company personnel, including information you create or discover while performing the services under this Agreement, and information obtained by Company in confidence from third parties. The existence and terms of this Agreement shall be Confidential Information.

          b. Consultant agrees that Consultant and each individual placed hereunder will not disclose, use or copy the Confidential Information, except as required in the lawful performance of Consultant's duties to Company.
Consultant will take all reasonable measures to protect the Confidential Information from any unauthorized or premature disclosure, use or destruction. Consultant's obligation to protect the Confidential Information shall survive at all times after the termination of Consultant's engagement with Company.

     6.      Ownership rights
             ----------------

          a. Consultant hereby assign to Company all right, title and interest in and to the work performed by Consultant under this Agreement (including all copyrights, trademarks, trade secret rights patent rights and other proprietary rights with respect to the work). Consultant agrees not to use the work created under this Agreement for Consultant's own benefit or the benefit of any party other than Company. You agree to execute any other documents as Company may reasonably require from time to time to register, record or perfect the rights granted hereunder.

          b. Consultant hereby irrevocably appoint the President and General Counsel of Company each to act as your agent and attorney-in-fact to perform all acts necessary to obtain and/or maintain patents, copyrights, mask work rights, and similar rights, to any creations assigned to Company by you under this Agreement if (a) Consultant is unavailable, within the meaning of any applicable laws, or (b) Consultant refuses to perform those acts. Consultant acknowledges that the grant of the foregoing power of attorney is coupled with an interest and shall survive the death, disability, liquidation and/or dissolution of Consultant or any of Consultant's employees.

     7.    LIMITATION OF LIABILITY
           -----------------------

IN NO EVENT SHALL COMPANY BE LIABLE TO CONSULTANT FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL OR INCIDENTAL DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT, EVEN IF COMPANY HAS ABEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE. IN NO EVENT SHALL COMPANY BE LIABLE FOR AMOUNTS IN EXCESS OF THE AMOUNTS PAYABLE IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

     8.   Solicitation for Hire
          ---------------------

Neither Consultant (and it's interim placements provided hereunder) nor Company shall solicit for hire any employee, contractor or any other personnel of the other party for a period of six (6) months from the Consultant's conclusion of services for the Company.

     9.  General Provisions.

          (a) Indemnification.  Company hereby agrees that the Company shall
              ---------------
indemnify and hold Consultant and each officer, employee, attorney, agent and affiliate of Consultant (the "Indemnitees") harmless from and against any losses, damages, liabilities, actions and claims suffered by the Indemnitees in connection with arising out of, or in any way the result of this Agreement, the advisory services provided pursuant thereto, and shall reimburse any of the Indemnitees for any reasonable legal or other expenses incurred in connection with investigating, responding to, or defending against any such loss, damage, liability, action or claim, including, without limitation, any reasonable legal or other expenses incurred in connection with compliance with, or seeking protective orders or other appropriate relief concerning discovery and other similar procedures in any action or proceedings provided that the Indemnitors'
                                                --------
obligation to indemnify shall not extend to any losses, damages, liabilities, actions or claims arising as a result of the negligence or willful misconduct of an Indemnitee.

          (b) Entire Agreement.  This Agreement expresses the entire agreement
              ----------------
of the parties and supersedes all prior promises, representations, understandings, arrangements and agreements with respect to the subject matter hereof, and may not be amended, modified, superceded or canceled except by a written instrument executed by all parties hereto.

          (c) Waiver.  No waiver of any of the provisions of this Agreement
              ------
shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          (d) Severability.  Any provision of this Agreement which is prohibited
              ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (e) Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) Notices.  Any notice required or permitted to be given under this
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Agreement by Company to Consultant shall be in writing personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid or personally delivered and addressed to 54th Street Partners, LLC, 2085 Hamilton Avenue, Suite 350, San Jose, California 95125, Attention:
Mark Shepherd, or such other address as the Consultant may specify from time to time by like notice to the Company. Any notice required or permitted to be given under the Agreement by the Consultant to the Company shall be in writing, sent by registered or certified United States mail, return receipt requested, postage prepared or personally delivered and addressed to Company, 100 Enterprise Way, Scotts Valley, California, 95066, Attention: General Counsel, or at such other address as Consultant may specify from time to time by like notice to the Company. Any notice personally delivered shall be effective upon delivery. Any notice sent by mail in the manner provided herein shall be effective on the date of delivery or refusal indicated on the return receipt.

          (g)  Warranty. Each of the parties signing this Assignment hereby
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warrants and represents that it has the full legal power, authority, and right to execute, deliver, and perform the obligations under this Assignment, and that the assignment contemplated hereby has been duly authorized by all requisite actions on their part, respectively, and that no remaining action or third party action is required to make this Assignment binding upon each party.

          (h)  Governing Law.  This Agreement, including the validity,
          ---  -------------
interpretation, construction and performance of this Agreement, shall be governed by and construed in accordance with substantive laws of the State of California and the federal laws of the United States of America.

          (i)  Survivability.  The provisions of Section 5, 6, 7, 8, and 9 shall
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survive the termination or expiration of this agreement.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first stated above.

COMPANY:                                   CONSULTANT:

INPRISE CORPORATION                        54TH STREET PARTNERS, LLC

/s/                                        /s/
-----------------------------------        ---------------------------------
Name:                                      Name:

-----------------------------------        ---------------------------------
Title:                                     Title:


                                   EXHIBIT A

Position: Interim Chief Operating Officer, reporting to the Chief Executive Officer.

1. Description of Services: The Interim Chief Operating Officer shall manage day-to-day operations of the Company, including Sales, Marketing, Operations, and Research & Development, and such other duties as may be assigned by the CEO from time to time. He or she shall devote his or her full time and energies to the performance of his or her duties for the Company.
2.  Monthly Fee:  $50,000
3.  Start Date:  October 11, 1999
4. Minimum Term: Through January 31, 2000, but may be terminated by either party at any time on 30 days' notice. If terminated prior to three months the Company will pay the balance due for the three month period.
5.  Monthly Objectives:  To be provided by the Chief Executive Officer.